Exhibit 99.3

LARSON ZIRZOW & KAPLAN, LLC
ZACHARIAH LARSON, ESQ.
Nevada Bar No. 7787
E-mail: zlarson@lzklegal.com
MATTHEW C. ZIRZOW, ESQ.
Nevada Bar No. 7222
E-mail: mzirzow@lzklegal.com
850 E. Bonneville Ave.
Las Vegas, Nevada 89101
Tel: (702) 382-1170
Fax: (702) 382-1169

Attorneys for Debtor

UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEVADA

In re: SPAR BUSINESS SERVICES, INC., Debtor.	Case No.: BK-S-18-16974-abl Chapter 11 Date: July 29, 2019 Time: 1:30 p.m.

DECLARATION OF ROBERT G. BROWN IN SUPPORT OF DEBTOR'S BRIEF IN SUPPORT OF CONFIRMATION OF FIRST AMENDED CHAPTER 11 PLAN OF REORGANIZATION AND FINAL APPROVAL OF ACCOMPANYING DISCLOSURE STATEMENT; AND OMNIBUS REPLY TO OBJECTIONS

I, Robert G. Brown, hereby declare as follows:

1. I am over the age of eighteen and mentally competent. I make this declaration in support of confirmation of the *First Amended Chapter 11 Plan of Reorganization* (as may be amended or supplemented, the "Plan") [ECF No. 162], and final approval of the *Disclosure Statement to Accompany First Amended Chapter 11 Plan of Reorganization* (as amended, the "Disclosure Statement") [ECF No. 163] filed by Spar Business Services, as debtor and debtor-in-possession ("SBS"). Unless otherwise indicated, all capitalized terms herein shall have the same meanings as set forth in the *Debtor's Brief in Support of Confirmation of First Amended Chapter 11 Plan of Reorganization and Final Approval of Accompanying Disclosure Statement; and Omnibus Reply to Objections* (the "Brief"). For ease of reference with the Brief, I will sometimes refer to myself in the third person in this Declaration. I have personal knowledge of the facts set

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850 E. Bonneville Ave.
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forth herein and if called upon to testify, could and would do so. This Declaration discusses two principal areas: Reorganized SBS's business plan and the chapter 11 confirmation requirements as they apply to SBS's Plan.

I. REORGANIZED SBS'S BUSINESS MODEL

2. I was one of the founders of SBS in 1986 and have been the President of SBS since 1986 to date. I was a founder of SPAR Group, Inc. ("SGRP") in 1967, CEO of SGRP from 1967 to 2006, Chairman of the Board from 1967 to 2018, and I am currently part of a Control Group that beneficially owns 57.6% of SGRP. I have extensive experience and knowledge in the business segment serviced by SGRP and SBS. SGRP is a $230,000,000 international business listed on NASDAQ (symbol SGRP).

3. Audited financial statements for SBS in 2002, 2015 and 2016 show net income of $809,979 in 2002, $612,878 in 2015, and $410,336 in 2016 on revenue of $23,262,461, $21,297,865 and $22,964,296 respectively. The annual profits according to the SGRP CFO Jim Segreto in a sworn affidavit are $1,000,000 year.

4. Business segment. SBS is a business to business company using Independent Contractors ("IC's"). The SBS services are referred to as merchandising and the IC's, merchandisers. SGRP was a customer of SBS obtaining clients (*e.g.*, P&G, McKesson, Family Dollar) and then SGRP subcontracted client work to SBS. SGRP as the customer was responsible for administrating the IC's (which they did through SPAR Administrative Services, Inc. ("SAS") instead of hiring their own employees), handling payroll, obtaining clients, providing working capital and recruiting merchandisers. SBS will continue to provide the services SBS offered to SGRP and SBS's customers will be responsible for what SGRP was responsible for. In the US the market for SBS services is estimated at 2 billion dollars per year. At a $20/hr. rate that is 100,000,000 hours of work annually. The cost of labor is estimated at 70% of revenue so the potential of 100,000,000 hours at $14.00/hr. is $1.4 billion dollars. The market is concentrated with the number of potential customers being less than 100. The largest potential customers have hundreds of millions of dollars in revenue and the smaller customers between $5,000,000 and $10,000,000/yr.

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850 E. Bonneville Ave.
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5. Business model. SBS operates a virtual cost plus business without W-2 employees, has a leased office in Florida, software would be in the cloud eliminating the need for owning their own servers, payroll, accounting and banking outsourced and recruitment and administration of the IC's the responsible of the customer. SBS provides insurance paid for by the IC's using a third party insurance company. This is a unique and proven business model with minimal fixed costs.

6. The best estimate is that 50% of the potential customers use IC's. Using W-2 employees means operating under 50 State laws as to overtime, rest periods, meal periods, holidays, benefits, unemployment insurance ("UI") and workman's compensation ("wc"). Pro-forma calculations of W-2 merchandisers vs. IC's show the cost of using W-2 merchandisers is 25% to 50% higher than using IC's. SGRP converted from using IC's in California to W-2 employees and their estimate of the increased cost is consistent with the Pro-forma calculations.

7. Either as an IC or W-2 the merchandiser earns a similar hourly rate but the W-2 model increases costs to the customer due to additional SG&A costs, various regulations and taxes in 50 States. The IC has the ability to deduct expenses on their tax return and is paid 100% of the compensation while a W-2 employee may get paid 70% of the hourly rate due to deductions for items such as FICA, SUTA, FUTA, UI and federal, state and local taxes. IC's are different from other people working in retail. Many people want full time work to maximize their earnings. But some people want to work as an IC in order to turn down jobs they don't like or are too far from their home, set their own schedule and increase their income by doubling up on jobs in stores when they work for 2, 3 or 4 merchandising companies.

8. Surveys by SBS have established two important criteria for SBS merchandisers are: 1-flexible hours due to life style choices (*e.g.*, children in school, elderly parents, other scheduled activities), and 2-being able to choose how many hours per week to work.

9. The average merchandiser works for 3 companies. It is more efficient to have a pool of merchandiser looking for work and one administrative staff instead of each company recruiting and have their own administrative staff. Field administration costs between 8% and 14% of revenue for each company. By combining field administration for different companies the cost of field administration is reduced from 8% to 12% of revenue to 5.6% to 8.4% of revenue.

LARSON ZIRZOW & KAPLAN, LLC
850 E. Bonneville Ave.
Las Vegas, Nevada 89101
Tel: (702) 382-1170 Fax: (702) 382-1169

10. SBS reorganized structure. With the SBS model fixed costs are negligible. On $20,000,000/yr. in revenue fixed costs were under .5% of revenue primarily for rent, utilities and accounting since other expenses are paid on a cost plus basis. Going forward SBS will have a monthly fixed expense of under $2,000/mo. primarily for rent, utilities and bookkeeping until the first customers. Any delay prior to getting customers will not be a cash problem.

11. Insurance. SBS buys workman's compensation from Affinity insurance which is a cost saving over traditional insurance companies. From 1996 until 2006 as CEO of SGRP I periodically confirmed the saving. Subsequent to 2006 the CEO of SGRP periodically confirmed the saving. In July of 2018 when SGRP stopped using SBS, instead of using another insurance company they independently contracted to buy insurance from Affinity (which requires the posting of $1,000,000 cash security deposit over three years) validating the saving. The last time I verified the saving is was estimated at 2% of payroll (with payroll being over 80% of expenses) which is 1.6% of EBITDA margin.

12. Marketing/sales. SBS has contacts with many merchandising companies. The selling proposition is self-explanatory and straightforward. The very definable economic advantages is easily presented and understood. The selling cycle is short and uncomplicated without a need for repetitive sales call. Once the customer makes a decision the next step is a small test.

13. A validation of the business model is when SGRP cancelled the contract with SBS they immediately hired another third party provider to provide the same services SBS was providing. Thus SBS's customer with the most knowledge chose to pay a third party rather than bring merchandisers in house and do it themselves.

14. Roll out of services. The service will initially be offered in Florida to allow customers to test the service with minimal risk with 10-50 merchandisers. This will allow for the testing of all technology and administrative processes such as payroll and banking and then expanded into the adjacent states and eventually across the US.

15. Management. In addition to me (who will work without compensation) SBS will work with experienced executives in IT, sales, field operations and administration for a share of

LARSON ZIRZOW & KAPLAN, LLC
850 E. Bonneville Ave.
Las Vegas, Nevada 89101
Tel: (702) 382-1170 Fax: (702) 382-1169

LARSON ZIRZOW & KAPLAN, LLC
850 E. Bonneville Ave.
Las Vegas, Nevada 89101
Tel: (702) 382-1170 Fax: (702) 382-1169

profits and/or equity. These include Brown, Pat Franco, Bill Bartels, Peter Brown and the others with similar experience. Franco has over 30 years' experience in technology and merchandising. Starting in 1996 Franco was responsible for the development of the SGRP Business Manager and had 60 programmers working for her. She was responsible for the Business Manager being expanded internationally in any language and transforming it to mobile devices. She was Senior V.P. of technology for SGRP until about 2010. SBS will also contract with PM AM Corporation to provide IT contract labor. Bartels is Vice Chairman and most senior sales person at SGRP responsible for over 70% of the current SGRP US revenue from clients and acquisitions. Bartels will help with the initial customer contacts while keeping the SGRP board fully apprised of his work and the work of SBS. Peter Brown worked for SPAR Administrative Service for a number of years and negotiated the acquisition of a subsidiary in Brazil for SGRP which is now SGRP's biggest international subsidiary. He is on the board of SPAR Brazil LLC, SGRP and Affinity insurance company. All management have agreed to work for equity or a share of the profits and PM AM is included in the budget.

16. Legal support. Both IC's and W-2's need to meet legal requirements in 50 States and the federal government. SBS will have the ability to handle legal issues in each State with an experienced legal team including the firms of Fabyankse Westra Hart & Thomson P.A., Stern Kesier & Panken LLP and Duane Morris LLP. These attorneys have worked with SBS on IC matters on average for 25 years. SBS has defeated many State challengers to IC status including in New York, Pa., Mass., Florida, California and Ohio. SBS also has an IRS ruling that the merchandisers SBS hired are IC's. SBS has a contract that has been fully vetted between itself and the IC's.

17. Software and technology. The SGRP business manager is an excellent system for managing IC's but it was developed by Franco starting in 1996 and is now a legacy system. Other customers have systems that manage IC's or use off the shelf software such as EPS. Being ableto use the SGRP Business Manager would be a benefit but each customer has their own version of a "Business Manager". The Business Manager is excellent for managing merchandising jobs but does not have future looking or analytical capabilities. SBS will use software built on Artificial

Intelligence ("AI") to determine what a client should be doing, not merely measuring what is done. The SPARLINE system measures which trade promotions will be successful so that the merchandisers will work on successful promotions and not on every promotion. For the last three years this system has been updated from the earlier version which had been in use by 70% of the largest packaged good companies in the world including Pepsi, Coke, P&G, Unilever, Nestle, J&J and Colgate.

18. Summary. SBS has a proven business model that is unique, an experienced management team, financing to operate the business, protection built in for the creditors to be paid and an operating structure that makes losses virtually impossible.

II. THE CHAPTER 11 PLAN CONFIRMATION REQUIREMENTS

11 U.S.C. § 1129(a)(1): Plan Compliance With the Bankruptcy Code

11 U.S.C. § 1122: Classification of Claims.

19. In the case at hand, the Debtor's Plan classifies its creditors (other than equity security holders) into the following five (5) classes: Class 1 (Westchester Bank Secured Claims), Class 2 (Other Secured Claims), Class 3 (Priority Non-Tax Claims), Class 4 (Litigation Claimant Claims), and Class 5 (General Unsecured Claims). Class 1 is a secured claim, or, accepting for the sake of argument the Objectors' assertion that the Bank's perfected status is an avoidable preference pursuant to section 547 of the Bankruptcy Code, it would have a general unsecured claim; Class 2 is vacant and eliminated; Class 3 are priority claims under 507 of the Bankruptcy Code, and Classes 4 and 5 are general unsecured creditor classes. As a result, the Debtor's classification scheme does not place any dissimilar claims within the same class in violation of section 1122 of the Bankruptcy Code.

11 U.S.C. § 1123(a): Mandatory Plan Requirements.

20. First, the Plan designates classes of claims and equity interests. In addition to Administrative Claims and Priority Tax Claims, which need not be designated, Article 3 of the Plan designates six (6) classes of claims. Accordingly, the Plan satisfies section 1123(a)(1) of the Bankruptcy Code.

21. Second, the Plan specifies any class of claims that is not impaired. In accordance

LARSON ZIRZOW & KAPLAN, LLC
850 E. Bonneville Ave.
Las Vegas, Nevada 89101
Tel: (702) 382-1170 Fax: (702) 382-1169

therewith, Article 3 of the Plan specifies that Class 2 (Other Secured Claims), Class 3 (Priority Non-Tax Claims), and Class 6 (Equity Securities) are unimpaired under the Plan. Accordingly, the Plan satisfies section 1123(a)(2) of the Bankruptcy Code.

22. Third, the Plan specifies the treatment of impaired classes of claims. Article 3 of the Plan sets forth the treatment of Class 1(Westchester Bank Secured Claims), Class 4 (Litigation Claimant Claims), and Class 5 (General Unsecured Claims), all of which are impaired classes under the Plan. Accordingly, the Plan satisfies section 1123(a)(3) of the Bankruptcy Code.

23. Fourth, the Plan provide the same treatment for each claim or interest within a particular class unless any claim or interest holder agrees to less favorable treatment than other class members. Article 3 of the Plan specifies the treatment of Claims in each respective Class and provides for the same treatment bythe Debtor for each Claim in each respective Class, unless the holder of a particular Claim has agreed to a less favorable treatment of such Claim. Accordingly, the Plan satisfies section 1123(a)(4) of the Bankruptcy Code.

24. Fifth, the Plan provides adequate means for its implementation. Articles 4 and 10 of the Plan, among others, provide adequate means for implementation, including the funding of the New Value Contribution and the Settlement Contribution to provide for the distributions to creditors, and that sufficient cash or other assets be set aside as a condition to confirmation. See Plan §§ 4.4. and 9.2.4. Accordingly, the Plan provides adequate means for its implementation as required by section 1123(a)(5) of the Bankruptcy Code.

25. Sixth, the Plan does not provide for the issuance of nonvoting equity securities, and so section 1123(a)(6) of the Bankruptcy Code is inapplicable.

26. Seventh, the Reorganized Debtors' sole officer and director immediately as of the Effective Date will be only Robert G. Brown. See Plan § 4.4. Mr. Brown's selection is in compliance with applicable private corporation law in the State of Nevada, and in particular, NRS § 78.130, because he is a natural person and will hold his office for such term and have such powers and duties as provided in the Debtor's corporate documents, and just as he did pre-petition. Mr. Brown is also the sole manager and member of SBS, LLC, a Nevada limited liability company ("SBS LLC"), which is the Debtor's sole equity security holder.

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850 E. Bonneville Ave.
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27. Section 1123(a)(8) of the Bankruptcy Code does not apply because the Debtor is a corporation, not an individual.

<u>11 U.S.C. § 1123(b): Permissive Plan Provisions.</u>

28. As contemplated by section 1123(b)(1), Article 3 of the Plan described the treatment for the following Classes of unimpaired Classes of Claims: Class 2 (Other Secured Claims), Class 3 (Priority Non-Tax Claims); and for the following impaired Classes: Class 1 (Westchester Bank Secured Claim), Class 4 (Litigation Claimant Claims), and Class 5 (General Unsecured Claims).

29. As permitted by section 1123(b)(3)(B) of the Bankruptcy Code, the Plan reserves Causes of Action for the Reorganized Debtor and thus essentially effectuates a settlement of related party Causes of Action through the payment of the Settlement Contribution and as a way to expedite payments to creditors and avoid diluting their ultimate distributions due to the cost and delay that necessarily be attendant to litigating such matters. <u>See</u> Plan §§ 1.1.12, 4.5, and 10.6.

30. The Plan does not provide for the sale, transfer, or assignment of all or substantially all of the Debtor's property and, therefore, section 1123(b)(4) of the Bankruptcy Code is not applicable.

31. The Plan provides for the modification of the rights of the Westchester Bank Secured Claim in Class 1, <u>see</u> Plan §§ 3.3 and 10.3, which is permitted by section 1123(b)(5) of the Bankruptcy Code.

<u>The Discharge, Injunction and Exculpation Provisions.</u>

32. Article 10 of the Plan includes discharge, injunction and exculpation provisions. <u>See</u> Plan §§ 10.1-10.3. These discretionary provisions are appropriate because, among other things, they are (i) integral to the terms and conditions contained in the Plan; (ii) fair, equitable and reasonable and in the best interests of the Debtor and its estate; and (iii) supported by fair consideration. These provisions are not inconsistent with the Bankruptcy Code and thus the section 1123(b) is satisfied.

33. Section 10.2 of the Plan provides for an injunction which enjoins all persons that have held, currently hold, or mayhold a Claim that is discharged pursuant to the Plan from taking

LARSON ZIRZOW & KAPLAN, LLC
850 E. Bonneville Ave.
Las Vegas, Nevada 89101
Tel: (702) 382-1170 Fax: (702) 382-1169

LARSON ZIRZOW & KAPLAN, LLC
850 E. Bonneville Ave.
Las Vegas, Nevada 89101
Tel: (702) 382-1170 Fax: (702) 382-1169

certain actions against the Debtor, the Reorganized Debtor or its respective property on account of such Claims or other obligations. This injunction is necessary to preserve and enforce the discharge in the Plan and the exculpation provision and it is narrowly tailored to achieve that purpose.

34. Section 10.3 of the Plan provides for an exculpation provision, which is confirmable because it does not affect the liability of parties, but rather states the standard of liability under the Bankruptcy Code. Consequently, the plan exculpation provision does not improperly release third party non-debtors from liability arising out of the plan proponents' activities in relation to the bankruptcy proceeding because, to the extent any particular state law claim is preempted, no such state law claim exists. The Debtor's exculpation provision is appropriate and reasonable under the specific circumstances of this case. Here, the parties that are the subject of the exculpation clause (the Debtor and its Representatives, including its management and professionals) are estate fiduciaries who participated in the solicitation of acceptances of the Plan, and thus are entitled to exculpation under section 1125(e) of the Bankruptcy Code.

35. Finally, Section 10.1 of the Plan expressly provides for the discharge of the Debtor from any and all claims to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code. The discharge provision in the Plan are appropriate because it goes no further than what the Bankruptcy Code permits.

11 U.S.C. § 1129(a)(2): Proponent Compliance With the Bankruptcy Code

36. As applied in the case at hand, the Debtor's Disclosure Statement contains the information required by Official Form 25B, including: (a) a statement regarding Debtor's background pre-petition [Disclosure Statement § V.A]; (b) a discussion of the reason for the bankruptcy filing [id. § V.B]; (c) a summary of proceedings to date in the bankruptcy case [id. § V.C & D]; (d) a summary of assets [id. V.A, and Ex. 2 (Liquidation Analysis)]; (e) a description of unclassified claims, including estimated amounts of administrative and priority claims [id. § III(B), and Ex. 2 (Liquidation Analysis)]; (f) a description of claims by class, including an estimate of the amount of claims in each class as reflected by the schedules and proofs of claim on file [id. § III]; (g) a summary of the treatment of unclassified and classified claims under the proposed plan

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[id. § III.B]; (h) a discussion of the means of implementing the proposed plan [id. § VI(A)]; (i) a summary of risk factors [id. § VII]; (j) a discussion of the tax consequences of the proposed plan [id. § VIII(D)]; (k) a summary of the treatment of executory contracts under the proposed plan [id. § VI(B)]; (l) a liquidation analysis [id. Ex. 2 (Liquidation Analysis)]; and (m) a statement as to how the proponent intends to achieve the payments proposed [id. § V(H)]. In addition, the Debtor submits that the information contained in the Disclosure Statement contains adequate information pursuant to section 1125(a) of the Bankruptcy Code, as it contains all of the information generally required by the case law applying that provision.

37. With respect to both the Clothier Plaintiffs and the Rodgers Plaintiffs, both of whom voted to reject the Plan and filed their Objections, they *would obviously never vote for or support any iteration of the Plan proposed by the Debtor, and regardless of whatever disclosure were made in the Disclosure Statement*. Indeed, it is absurd for them to even suggest that the disclosures in the Disclosure Statement are in any way meaningful to their position and their votes, as they are clearly opposed to *any* potential restructuring of the Debtor, which they consistently have been throughout the Chapter 11 Case. Instead, they are really only focused on non-case related recovery as against the Robert G. Brown ("Brown") and William H. Bartels ("Bartels"), which distorts their motivations and vote unlike the more typical trade creditors in Class 5, all of whom, have unanimously voted to accept the Plan, as it is obvious that the Plan provides a far greater recovery from the Debtor and its estate than would otherwise every be available in a chapter 7 liquidation.

38. In any event, ultimately all of Objectors' nitpicking regarding the Disclosure Statement does not result in the Disclosure Statement being materially misleading or less than adequate, as disclosures need only be adequate, not perfect. In fact, most of their arguments are just retreads of other more specific confirmation objections like good faith, best interests of creditors and feasibility. The information contained in the Debtor's Disclosure Statement contains adequate, although certainly not perfect, information as required by section 1125(a) of the Bankruptcy Code, and thus can be approved on a final basis. Accordingly, the Plan satisfies section 1129(a)(2) of the Bankruptcy Code as well.

LARSON ZIRZOW & KAPLAN, LLC
850 E. Bonneville Ave.
Las Vegas, Nevada 89101
Tel: (702) 382-1170 Fax: (702) 382-1169

11 U.S.C. § 1129(a)(3): Good Faith and Not By Means Forbidden by Law

Good Faith.

39. The Debtor's Plan has proper objectives, especially given the large infusions being made to support the Plan, thus greatly increasing overall creditor recovery. The Objectors raise the argument that the Plan is an attempt to obtain a release of liability in favor of Mssrs. Brown and Bartels, however, in fact the Plan only actually treats and discharges the *Debtor's liabilities*, and does not contain any improper third party release in violation of section 524(e) and applicable case law in favor of Mssrs. Brown and Bartels or any other party.

40. The Plan, which renders further proceedings in the Clothier Litigation -- which is, again, only a litigation with claims pled *against the Debtor* presently -- as moot, is in good faith pursuant to section 1129(a)(3) of the Bankruptcy Code.

41. First, with respect to the Rodgers Plaintiffs, who originally sued not only the Debtor, but also Mssrs. Brown and Bartels personally in the Rodgers Litigation, only the Debtor's liability to the Rodgers Plaintiffs is treated and discharged under the Plan, and not any separate liability of Mssrs. Brown and Bartels, if any. Mssrs. Brown and Bartels will thus fully remain defendants in the Rodgers Litigation, and fully subject to any orders entered in that litigation. Again, because the Rodgers Plaintiffs originally named Mssrs. Brown and Bartels as defendants in their litigation, those claims remain.

42. Likewise, with respect to the Clothier Plaintiffs, the Debtor's Plan only proposes to treat and discharge the Debtor's alleged liability, however, the Clothier Litigation presents a different scenario from the Rodgers Litigation *and indeed a scenario of entirely the Clothier Plaintiffs' own making*. The Clothier Plaintiffs made the *intentional and deliberate tactical decision not to sue* Mssrs. Brown and Bartels personally originally as additional defendants in that litigation, and indeed even though by their own admission they could have, but rather chose to *only sue the Debtor originally*. Indeed, as to the claims as pled presently in the Clothier Litigation, the statute of limitations has expired as against Mssrs. Brown and Bartels by the Clothier counsel's own admission, and thus by their own admission in their filings, the only way for the Clothier Plaintiffs to ever seek to add those two individuals as additional parties liable would be by way of

post-judgment proceedings pursuant to California Code of Civil Procedure § 187. [ECF No. 37, p. 2 n.4, and pp. 13-14]. In other words, the Clothier Plaintiffs need the Clothier Litigation to proceed through the Phase II portion of the trial and to a final judgment *against the Debtor* not really because they care about any distribution from the Debtor or under the Plan, but rather solely for the purpose that as a matter of California procedural law, and as a result of their own deliberate tactical choice to only sue the Debtor originally and not Mssrs. Brown and Bartels, they must get such a judgment first. This is a situation of entirely the Clothier Plaintiffs' own making and arises by operation of California procedural law, and their decision to pin their hopes on trying to hold Mssrs. Brown and Bartels liable via a rather unusual post-trial additur procedure allegedly available under California state law, as well as the natural result of the expiration of the applicable statutes of limitations. To be sure, and for the avoidance of doubt, the Debtor appreciates that by virtue of the Plan's treating and discharging (after payments per the Plan) all of its liabilities, that it moots the need to proceed with respect to the remainder of the Clothier Litigation, including further proceedings to get to a final judgment as against the Debtor in the Phase II portion of the trial, but that is not an improper result, and indeed will a substantial amount of time and money, and indeed that effect is absolutely required in order to allow for the funding provided for under the Plan, as the funding is contingent on the Plan being confirmed.

43. Moreover, in ruling on the Clothier Plaintiffs' stay relief motion, the Court in no way purported to provide the Clothier Plaintiffs with any guaranty that they would necessarily be able to proceed all the way through any further trial and/or any post-judgment proceedings, including any appeals. In fact, quite to the contrary, although the Court did grant relief to proceed, the Court was very careful to note that its decision with respect to stay relief did not prevent the Debtor from still proceeding with its Chapter 11 Case, including without limitation seeking to estimate claims pursuant to section 503(c) of the Bankruptcy Code, and otherwise proceed with confirmation of a plan of reorganization pursuant to section 1129.

44. Stated another way, the Court's order granting the Clothier Plaintiffs stay relief did not provide any other and further relief, including, for example, that the Bankruptcy Court would abstain or suspend the Chapter 11 Case pursuant to section 305 of the Bankruptcy Code until the

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850 E. Bonneville Ave.
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Tel: (702) 382-1170 Fax: (702) 382-1169

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850 E. Bonneville Ave.
Las Vegas, Nevada 89101
Tel: (702) 382-1170 Fax: (702) 382-1169

Clothier Litigation, or at least Phase II of the trial, was fully completed. Simply stated, the world does not stop and remain on hold, including in particular, the Debtor's reorganization efforts and its effort to treat all creditors (not merely just the Clothier Plaintiffs), merely because of the entry of the Court's stay relief order. The stay relief order provided a grant of a limited form of relief only, and nothing more (including not granting any abstention or suspension of the proceedings), and certainly did provide the additional relief that the Clothier Plaintiffs are now arguing they are entitled to in objecting to confirmation of the Plan. If the Clothier Plaintiffs wanted such other or additional relief such as under section 305 of the Bankruptcy Code, then they should have asked for it, although the burden for such relief is substantial.

45. It is not bad faith to seek to reorganize a business, and to use the statutes of the Bankruptcy Code to provide a prompt, economical and meaningful distribution, putting an end to many years of litigation, and millions of dollars in attorneys' fees incurred in that litigation. The Clothier Plaintiffs essentially ask the Court to save them from themselves and their own deliberate, intentional and indeed tactical decisions made many years ago in the Clothier Litigation regarding who they did and did not sue, and, at the same, time by effectively arguing that the Court's stay relief order entered in their favor grants them more relief than it truly did.

46. Even more troubling, the Clothier Plaintiffs are clearly acting with non-creditor interests in mind *as to the Debtor*, and really only focused on getting to judgment in the Clothier Litigation in order to thereafter proceed against Mssrs. Brown and Bartels pursuant to Cal. Civ. Code § 187, and even though those two individuals *are not co-debtors in this Chapter 11 Case*. This is exactly the kind of collateral, non-debtor issue outside of the parameters of the Debtor's reorganization that has caused them to take the tact they have, and indeed regardless of whether that position results in all other creditors in this Chapter 11 Case not receiving the distributions provided for under the Plan, which are far in excess of what all creditors could ever hope to receive *from the Debtor* -- which is, again, the only real and appropriate focus -- in a liquidation under chapter 7. One group of disputed litigation claimants should not be allowed to hold an entire bankruptcy case hostage, and at the risk of costing all other creditors their Plan distributions.

47. Per the Debtor's attached updated Distribution Model, total New Value

Contributions will be $576,406.56 ($397,557.39 of which will be paid to Clothier) immediately as of the Effective Date, and the total Settlement Contribution will be $323,092.92 ($222,842.67 of which will be paid to Clothier) over the life of the Plan, for a total amount paid to unsecured creditors of $899,499.48, $620,400.05 of which, or roughly 69%, will be paid to the Clothier Plaintiffs. Similarly, the total payments to the Rodgers Plaintiffs will be $48,220.44, which is another roughly 5% of the total distributions under the Plan. In other words, roughly 75% of all distributions under the Plan are going to the two large disputed litigation claimants, however, the other 25% of the $899,499.48 in total distributions to the remaining creditors is also meaningful. Disputed litigation claimants recalcitrance should not be allowed to hold the entire reorganization case "hostage" and cause all other creditors to lose out on the substantial distributions provided for under the Plan, and which are far greater than would otherwise be available.

The Claims Classification Has a Legitimate Justification.

48. All the Debtor's secured classes are in separate classes/sub-classes as is required, and all general unsecured claims are aggregated into two classes (Classes 4 and 5). The Objectors raise two apparent classification objections involving the separate classification of claims among Classes 1 (Westchester Bank Secured Claim), Class 4 (Litigation Claimant Claims), and Class 5 (General Unsecured Claims), each of which will be addressed below.

49. First, the separate classification of Class 4 (Litigation Claimant Claims) from Class 5 (General Unsecured Claims), both of which are classes of general unsecured claims, is appropriate and for a legitimate business and economic justification because of these claims are the substantial pre-petition litigation and disputes with the creditors in Class 4, and that were all the subject of 502(c) claims estimation proceedings and/or other disputes during the pendency of the Chapter 11 Case as well, whereas the claims in Class 5 are all undisputed trade creditors of relatively small amounts by comparison, many of whose continued services are necessary to the Debtor's future reorganized business

50. In fact, the Plan provides for favored treatment of Class 4 over Class 5, with the payments to Class 4 creditors commencing on December 15, 2019 and continuing quarterly for five (5) years, which is required given the large amount of their claims, see Plan § 3.3.6, whereas

LARSON ZIRZOW & KAPLAN, LLC
850 E. Bonneville Ave.
Las Vegas, Nevada 89101
Tel: (702) 382-1170 Fax: (702) 382-1169

LARSON ZIRZOW & KAPLAN, LLC
850 E. Bonneville Ave.
Las Vegas, Nevada 89101
Tel: (702) 382-1170 Fax: (702) 382-1169

Class 5 creditors do not receive any distributions under the Plan until June 15, 2030 and in a single lump sum given that those obligations are fairly small in amount by comparison. See Plan § 3.3.7.

51. Second, with respect to the secured claim of Westchester Bank and that the timing of the filing of its UCC-1 may give rise to an avoidable preference, such that it should be treated as a general unsecured creditor however, even if that were the case, it is also undisputed that Mssrr. Brown and Bartels personally guaranteed that debt, and thus there is an additional basis for the separate classification of the Westchester Bank Claim separate and apart from Classes 4 and 5, which debtors are not personally guaranteed by agreement by Mssrs. Brown and Bartels.

The Plan is Not Proposed by Any Means Forbidden by Law.

52. In the case at hand, none of the Objections argues that the Debtor's Plan has been proposed in an unlawful manner, such as, for example, a means to improperly insulate it from criminal prosecution for criminal activity. The Debtor's Plan has been proposed lawfully, and thus it satisfies this second prong of the analysis in section 1129(a)(3) of the Bankruptcy Code.

11 U.S.C. § 1129(a)(4): Payments for Services Reasonable.

53. The Plan provides that *all* administrative claims, which would by definition necessarily include, but not be limited to, any and fees and costs of professionals providing services for the estate and also parties purporting to make post-petition loans to the estate, to seek and obtain court approval prior to being paid from the estate, and fully reserving the Court's review and approval thereof. See Plan §§ 1.1.1, 1.1.2, 2.1. For the avoidance of doubt, any such sums that were not properly authorized will not be paid pursuant to this provision, and the Court retains full control under the Plan to so order.

11 U.S.C. § 1129(a)(5): Disclosure of Management and Insiders.

54. The Debtor has disclose the identity and affiliations of the proposed officers and directors of the reorganized debtor; that the appointment or continuance of such officers and directors be consistent with the interests of creditors and equity security holders and with public policy; and that there be disclosure of the identity and compensation of any insiders to be retained or employed by the reorganized debtor.

55. As applied to the case at hand, the Debtor's proposed initial sole officer and director

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from and after the Effective Date was disclosed as Mr. Brown. See Plan § 4.4. This is only to be expected as Mr. Brown is also the sole owner of SBS LLC, the Debtor's sole stockholder. Mr. Brown is well qualified to serve in that capacity on behalf of the Reorganized Debtor because he has continually served in that capacity since the Debtor's original incorporation in 1986, and thus has more than 40 years of experience in the industry. Additionally, Mr. Brown has continued to serve in that capacity during the pendency of the Debtor's Chapter 11 Case, including acting as the Debtor's designated responsible person, and thus he is the party most familiar with the Debtor's current situation and the Plan. Finally, as described in greater detail hereinabove, the Debtor has future plans to add to its management ranks the same qualified persons as were involved in the Debtor pre-petition. For the avoidance of doubt, such persons are not proposed to part of the Debtor's management immediately; rather, only later, however, it is noteworthy that additional management is contemplated to assist Mr. Brown, and similar to what they had done pre-petition. Accordingly, the Plan satisfies section 1129(a)(5).

11 U.S.C. § 1129(a)(6): Regulatory Approvals

56. Section 1129(a)(6) of the Bankruptcy Code is inapplicable to the case at hand because the Debtor does not charge rates that are regulated by a governmental agency.

11 U.S.C. § 1129(a)(7): Best Interests Test

57. Under the Debtor's Plan, each dissenting creditor will receive or retain value, as of the effective date of the plan, which is not less than the amount it would receive if the debtor were liquidated. As applied in the case at hand, the only impaired class of claims that voted to reject the Plan is Class 4 (Litigation Claimant Claims), each of whom raises a "best interest of creditors" objection pursuant to section 1129(a)(7) of the Bankruptcy Code. As the Debtor's Liquidation Analysis demonstrates, Class 4 (Litigation Claimant Claims) is better off under the Plan as compared with a chapter 7 liquidation because in a hypothetical liquidation proceeding. The Debtor's Liquidation Analysis demonstrates that the net liquidation value of the Debtor is fairly small, and indeed even if the Westchester Bank secured claim were avoided as a preference pursuant to section 547 of the Bankruptcy Code, such that the Bank would only hold an unsecured claim, the ultimate distributions to creditors in Class 4 *still far exceeds* what they would receive in

a chapter 7 liquidation given the sheer size of the New Value Contribution and Settlement Contributions provided, as compared with the net liquidation value of the Debtor's assets. As a result, the Plan satisfies the "best interests of creditors" test in section 1129(a)(7) as to the dissenting class Class 4.

11 U.S.C. § 1129(a)(8): Class Acceptance

58. Class 1 (Westchester Bank Secured Claim) voted to accept the Plan. Class 2 (Other Secured Claims) is a vacant class and thus is eliminated under the terms of the Plan, and is otherwise unimpaired in any event such that if there were creditors in this class, they are deemed to accept the Plan pursuant to section 1126(f). See Plan §§ 3.6 and 3.9. Class 3 (Priority Non-Tax Claims) is unimpaired by the Plan, and thus also is presumed to have accepted the Plan pursuant to section 1126(f). Class 4 (General Unsecured Claims) is impaired but voted to reject the Plan. Class 5 (Unsecured Trade Claims) is impaired and voted to accept the Plan. Accordingly, the Plan does not satisfy section 1129(a)(8) of the Bankruptcy Code given the rejection by Class 4, and thus the Debtor will address below the "cramdown" approval of the Plan as to that class pursuant to section 1129(b).

11 U.S.C. § 1129(a)(9): Administrative and Priority Claims.

59. In accordance with sections 1129(a)(9)(A) and (B) of the Bankruptcy Code, the Plan provides for the payment in full of each holder of an Allowed Administrative Claim, unless a party has otherwise consented. See Plan §§ 1.1.1, 1.1.2, and 2.1. In accordance with sections 1129(a)(9)(C) and (D), the Plan provides that all Allowed Priority Tax Claims, if any, will be paid in full after such claim is allowed, or on such terms as the parties may agree. See id. §§ 1.1.48 and 2.2. Accordingly, the Plan complies with section 1129(a)(9).

11 U.S.C. § 1129(a)(10): One Consenting Impaired Class.

60. Class 1 (Westchester Bank Secured Claim) and Class 5 (General Unsecured Claims) are both impaired under the Plan, and both of those classes have voted to accept the Plan. Accordingly, the acceptance of the Plan by each of those classes satisfies the requirement of section 1129(a)(10).

LARSON ZIRZOW & KAPLAN, LLC
850 E. Bonneville Ave.
Las Vegas, Nevada 89101
Tel: (702) 382-1170 Fax: (702) 382-1169

LARSON ZIRZOW & KAPLAN, LLC
850 E. Bonneville Ave.
Las Vegas, Nevada 89101
Tel: (702) 382-1170 Fax: (702) 382-1169

11 U.S.C. § 1129(a)(11): Feasibility

61. The Debtor's Plan is very feasible, and confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan. The Debtor's Plan is workable and has a reasonable likelihood of success.

62. In the case at hand, the Debtor recognizes that it is having to restart its business after a dormancy resulting from the pending litigations and expiration of existing contracts. As a result, the Plan is not reliant solely on cash generated from its future operations, and instead will necessarily have to include immediate outside infusions and additional outside credit support to ensure that the distributions provided for under the Plan have a reasonable prospect of being paid based on a preponderance of the evidence.

63. In support of feasibility, in addition to the testimony of Mr. Brown regarding the viability of the Reorganized Debtor's future business operations, which were once extremely profitable and which he believes can return to profitability, which future operation are intended to be only one means, but by no means the exclusive way by which the Debtor will fund the Settlement Contribution Payment over the life of the Plan, Mssrs. Brown and Bartels have arranged for sufficient cash and shares of SPAR common stock into separate, segregated accounts for each of the three funds necessary under the Plan.

64. Attached as **Exhibit 1** and **Exhibit 2** to the Debtor's Brief are *updated* Liquidation Analysis and Plan Projections, which make adjustments to the amounts of the claims in Class 4 (Litigation Claimant Claims) in light of the proposed settlement with the Spar Companies and the Court's two decisions with respect to the 502(c) claims estimations of both the Clothier Plaintiffs and the Rodgers Plaintiffs. Given the timing of the filing of the Debtor's Plan and Disclosure Statement, which was before any adjudications of the Debtor's 502(c) estimation motions as hereinafter described, the Debtor's original Liquidation Analysis and Projected Distribution necessarily had to assume certain amounts as "placeholder" figures for these claims, which issue was specifically referenced in a footnote of the chart. In July 2019, however, which was about a month after the Debtor filed its Plan and Disclosure Statement, the Court entered several orders

LARSON ZIRZOW & KAPLAN, LLC
850 E. Bonneville Ave.
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with respect to claims estimation. Specifically, on July 11, 2019, the Court entered an order granting the Debtor's 502(c) motion to estimate the Clothier Plaintiffs' claims at $7,951,147.70 [ECF No. 197], and on July 17, 2019, the Court entered an order granting a similar motion to estimate the Rodgers Plaintiffs' claims at $618,001.01 [ECF No. 203].

65. Additionally, the Debtor anticipated filing a similar estimation motion with respect to the Spar Companies' claims, however, as of the date of submission of this confirmation brief, the parties are currently circulating a settlement that would provide for the allowance of the Spar Companies' proofs of claims in their filed amounts, but with the distributions on the Plan being spread out over time and greater than as provided in the Plan. Among other filings, SGRP filed a proof of claim, being Claim No. 6 in the amount of $1,839,458.82, and SMF filed a proof of claim, being claim No. 5, in the amount of $12,962.84. Given the foregoing adjudications and resolution, the Debtor has updated its Liquidation Analysis and Projected Distribution Model to adjust for these updated claim amounts. Further, as a result of now having these claim numbers in hand, the following infusions have been made and each in their own segregated accounts, true and correct copies of which are attached to the Brown Declaration.[1] True and correct copies of the statements and deposits for these sums are attached as **Exhibit 1**.

66. SBSNewValueCont: The New Value Contribution account per Plan § 4.5.1, which is projected to require a total of $576,406.56 is presently funded with $400,000.00 of cash in a segregated account, and the required balance will be covered with SGRP stock and other infusions. The Clothier Plaintiffs are scheduled to receive New Value of $397,447.39 and the Rodgers Plaintiffs are scheduled to receive New Value of $30,900.05, and thus as just between these two claimants, they will receive total New Value of $428,457.44. The balance of the New Value is going to be paid to creditors most of whom have entered into deferral agreements that the Debtor has been able to strike recently, and thus not paid immediately as of the Effective Date. First, with respect to Spar Companies, who are in the aggregate owed $111,562.98 in New Value, per the settlement agreement among the parties, that amount is paid out 24 months, and thus the Debtor will not provide a full reserve of such sums immediately as of the Effective Date as it is

[1] Final release of all findings is obviously contingent on the Plan being confirmed by the Court.

unnecessary. Likewise, at least Duane Morris, Westchester Bank and Spar Administrative Services, who are in the aggregate are owed $35,225.57 of New Value, have also agreed to defer their New Value payments to a later date.

67. SBSWorkingCapital: The Working Capital per the Plan Projections/Statement of Cash Flows (Plan, Ex. 3), which is 796,986 shares of SGRP stock, and thus with a value (at $0.7528 per share at the market close as of July 25, 2019) of $599,971.06, has been placed into a segregated working capital account. Notably, the Debtor's Cash Flow Budget only contemplated an initial capital contribution of $100,000 and working capital of $400,000, so this account is substantially overfunded and can be used as necessary to cover any shortfalls.

68. SBSSettlmtCont: The Settlement Contribution account, Plan § 4.5.2, which is projected to require a total of $323,092.92, and thus 387,549 shares of SGRP stock (and thus with a value of $291,746.89 as of the market close on July 25, 2019 with a per share price of $0.7528) have been placed in this account.

69. As a matter of public record and subject to judicial notice, Mssrs. Brown and Bartels collectively beneficially own approximately 57% of SGRP's stock, being in excess of 12 million shares with a value per share as of market close as of July 25, 2019 of $0.7528 per share, and also fairly steady with a 50-day moving average of $0.6911 per share, and a 200-day moving average of $0.6637 per share. As a result, the value of Mssrs. Brown and Bartels SGRP stock is in excess of $8,000,000. As such, the Debtor has more than ample evidence through both future operations and the additional credit support from the infusions of cash and SGRP stock to adequately pay for and "backstop" all distributions under the Plan, inclusive of the New Value Contribution and the Settlement Contribution, as well as sufficient infusions to cover Working Capital required per the Debtor's Plan Projections/Cash Flow Statement.

70. Additionally, although based on the cash and SGRP stock pledged the Debtor asserts that no further credit support need be given, and only to the extent the Court does not consider this a material modification that would require resolicitation pursuant to section 1127 of the Bankruptcy Code, Mssrs. Brown and Bartels are also willing to personally guaranty all distributions under the Debtor's Plan, if confirmed, by executing personal guarantees, thereby

LARSON ZIRZOW & KAPLAN, LLC
850 E. Bonneville Ave.
Las Vegas, Nevada 89101
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providing even greater certainty that all distributions will be made. This proposed modification is not material and obviously, if anything, makes the distributions under the Plan even more certain, and thus could not be said to prejudice any other creditors or parties in interest.

<u>11 U.S.C. § 1129(a)(12): U.S. Trustee's Fees Paid</u>

71. All fees payable under section 1930 of title 28, as determined by the court at the hearing on confirmation of the plan, have been paid or the plan provides for the payment of all such fees on the effective date of the plan. Plan §§ 12.9 and 12.10 govern the payment and reporting obligations to the UST and fully satisfy the foregoing.

<u>11 U.S.C. § 1129(a)(13)-(16): Various Inapplicable Provisions</u>

72. The Debtor has no "retiree benefits" as that term is defined in section 1114 of the Bankruptcy Code, and thus section 1129(a)(13) is satisfied. The Debtor does not owe any "domestic support obligation" as that term is defined in section 101(14)(A) of the Bankruptcy Code, and thus the Plan satisfies section 1129(a)(14). The Debtor is not an "individual," but rather is a corporation, and thus section 1129(a)(15) of the Bankruptcy Code does not apply. The Debtor is a for profit corporation, not a non-profit corporation, and thus section 1129(a)(16) of the Bankruptcy Code does not apply.

<u>11 U.S.C. § 1129(b): The Plan May be Crammed Down on Class 4</u>

73. The Debtor's Plan does not discriminate unfairly, and is fair and equitable, with respect to each class of claims or interests that is impaired under, and has not accepted, it. In the case at hand, Class 4 (Litigation Claimant Claims) did not vote to accept the Plan, and thus the Debtor seeks to invoke section 1129(b) with respect to that class in order to have the Plan approved on a "cramdown" basis.

74. The Debtor's Plan does discriminate in part as to the *timing* of the payment of the Settlement Contribution, but not in the ultimate amount of the payment, and as hereinafter explained, such discrimination is not "unfair." Indeed, the discrimination as to the timing of payment in fact arguably favors the claims in Class 4 (Litigation Claimant Claims) by providing them distributions commencing much earlier than those in Class 5 (General Unsecured Claims). In particular, distributions of the Settlement Contribution to claimants in Class 4 begin on

LARSON ZIRZOW & KAPLAN, LLC
850 E. Bonneville Ave.
Las Vegas, Nevada 89101
Tel: (702) 382-1170 Fax: (702) 382-1169

December 15, 2019 and necessarily must extend out over a five (5) year period in light of their sheer amounts, whereas Class 5 distributions for the Settlement Contribution begin on June 15, 2020, and thus fully six (6) months later. See Plan §§ 3.3.6 and 3.3.7. As reflected in the Debtor's updated Projected Distribution Model attached hereto, because the aggregate amount of Settlement Contribution distributed to Class 5 is much smaller ($20,395.51), by comparison, to the Class 4 ($302,697.41), however, Class 5 does get paid in full in a single lump sum in June 2020. In running its Projected Distribution Model, the Debtor saw no good faith reason to artificially spread out the distributions on the Settlement Contribution to Class 5 over five years, as it was only a total of $20,395.51 in payments, whereas the total portion of the Settlement Payment paid to Class 4 was $302,697.41, which is a much larger sum. To be sure, it is the Debtor's hope that it does not need to have to tap the pledged shares in order to make any distributions of the Settlement Contribution, and instead be able to pay those sums from future earnings, however, that reserve account remains if needed. Hence, the Debtor's discrimination between the two classes is not unfair, and indeed is driven by the practical realities of the case and the amount of claims between those two classes in particular. Further, any discrimination between these two classes is also mitigated by the fact that the Plan does provide that the Class 4 distributions of the Settlement Contribution start six months quicker than the distributions of the Settlement Contribution to Class 5, and that interest will also be paid for the time value of money. As a result, the Debtor's Plan does not render such discrimination between these classes unfair within the meaning of section 1129(b)(1).

75. The Debtor's Plan is "fair and equitable" as to a class of unsecured claims that rejects a plan, such as Class 4 (General Unsecured Claims) in the case at hand, because even though it does not comply with the absolute priority rule, because equity is retaining its interests in the Debtor prior to Classes 4 and 5 being paid in full, the Debtor's plan relies on the new value exception (or corollary) to the absolute priority rule. This provides that where there is an infusion of new capital by the debtor or its principals, then equity holders may retain their interest even though priority claimholders do not receive the full value of their claims.

76. The New Value Contribution under the Plan is contributed by the Debtor's current and prior equity owners and is new money, substantial; in cash and liquid stock, is necessary to

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LARSON ZIRZOW & KAPLAN, LLC
850 E. Bonneville Ave.
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the Debtor's reorganization, and is far in excess of the value or interest they receive. The New Value Contribution under the Plan is not merely nominal, or gratuitous, token cash infusion proposed primarily to buy cheap financing, but rather is substantial. Specifically, the New Value Contribution is equal to 5% of all Allowed Claims including those in Class 4 in the estimated amounts, which is substantial, and in real dollar terms equals $576,406.56. The New Value Contribution is also an immediate payment of cash,[2] from the Debtor's ultimate owner, and that, as well as the additional Working Capital infusion required by the Plan Projections of $400,000, easily renders the contributions substantial. As a result, notwithstanding the rejection by Class 4 (General Unsecured Creditors) of the Plan, the Court may confirm the Plan via "cramdown" as to that class pursuant to section 1129(b) because the Plan is "fair and equitable" as to them.

I declare under penalty of perjury of the laws of the United States that the foregoing is true and correct to the best of my knowledge.

Dated: July 25, 2019.

/s/ Robert G. Brown
ROBERT G. BROWN

[2] Again, as previously noted, subject to the Debtor's ability to seek specific arrangements with particular creditors to provide for less favorable treatment pursuant to section 1124(a)(4) of the Bankruptcy Code.

EXHIBIT 1

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Holclirjgs for SBS NEW VALUE CONT0

SBS NEWVALUE CONT
$250,000.00
$0.00 0.00%

Oow 27.1h 11 •140.86 -0.55% **NASDAQ** 6,245.73 -75.76 -0.91% S&P 500 3,003.48 -16.08 -0.53% 10Year T-Note 2.07 +0.02 +1.14%
Real-time quotes

View t>y ®Product Class OSecurity OAccount **Real-Timequotes**

As of 07/26/2019 03:39 PM ET

Product Class	Value	Day's Value Change	Unrealized Gain/Loss
Cash Balance	$0.00		
Pending Activity (Cash/Security)	$250,000.00		
Short Term Gain			$0.00
Short Term Loss			$0.00
Total Short Term Gain/Loss			$0.00
Long Term Gain			$0.00
Long Term Loss			$0.00
Total Long Term Gain/Loss			$0.00
Total	**$250,000.00**	**$0.00** **0.00%**	**$0.00**

Holdingsby Product Class Repon

The data displayed is for informational purposes only. Your ac,,o...al :,fotcm cn1!,; tnr. cft...,it e cje : d'2,-,r h Gkl,ng...)8Cl b.01.anoc;

Ravie a description of the third-pany ratings mothodology

Pease note : None of Bank of America, Meml Lyndi or m y afiliales be;,,rs ;m y resporlibol, ty or hm1rlty wl 1h respeCl to 1nir d- party rese.uch m. ad e avati.: 1bl !! Cnan 1, 9ft ould underl, t and that 1 1 1ey assume full respor,sibility for any trading decisionl lhey maid,' basa,j upon lhetl-p afty r al•n g-s or repMs

The security price and market value shown is based vn the latest availabl e mar>et data wh,ch is d layed ar l east 2.0 minut es

Unrealized gain loss shown rs based on the latesi available markat data, w 1th is delayed al leasr 20 minutes

BotA Morrill Lynch Global Research Vuliliiliy Riik Ratinys 1l! ...a6• of ulsul lal pm e fill sdtell •t e

A-Low
B- Medium
C• Bigh

BofAMerrill Lynch Global Re-search Investment Ratings reflect the analyst' s ass8smi nt c,r a stocil's absolute total return porential ana auractiveses s for inve stm ent relative to other stocks within its Coverage Cluster (defined be.lcW) The-,e are three 1nves.tm ent r atings

1 - Buy (stocks are expected io have a total return of al least 10' % and ::ire th most atuachve stOCk s in a Coverdg e Cluster)
2 - Neutral (!Hocks are expected 10 remainital or increase in vatuit, aM .are less auracl ve than 81. 1)' rated stochd
3- Underparform (stocks are IM least attracwe stoel<s.e a Coverag e Cltisten

BotA Merril Lynch Global Research Income Ratings tnrtt . lon. nfpn...et,,t r,agt. rt1!!!Pafs ,
7 • sam e/h igher (dividend considered io be sel:l,r e)
8 • same/lower (dividend not C()nsidered tobe securi?)
9 • Pays no cashdividend

Covea Cluster is comprised of ;tocks c.um:!tJ1 yc. s,uyle andly.Jll 1l•,,,o. m o;t. analy1s Irmng ., cons ll•F lldu:t-,. *t1,'<l,. 1y i i. :s b .- cl<1-;l,fl,pl u: i:i A a v!1'li.,, ... a.. cllt:r 1H included in the most recent BofA Merrill Lynch Global Re-se arch comment referencing the s tac.-

frhank You

We Appre(idl<

Your Busin, ss

DEPOSITED WITH

The Westchester Bank

THIS IS YOUR RECEIPT

DEPosits ... FOR IMMEDIATE WITHDRAWAL ... TRANSACTION NUMBER AND AMOUNT OF DEPOSIT AS ... SHOWN ABOV

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Holdings for SBS WORKING CAPITAL0

SBSWORKINGCAPITAL
S599,971.06
+$26,141.14 +4,56%

Dow 27,120.04 -149.83 -0.55% NASDAQ 8,244.04 77.45 -0.93% S&P 500 3,002.50 -17.06 -0.56% 10YearT Note 2.07 +0.02 +1.01%
Realtime quote.

View by ©Product Class OSecurity OA=unt

As of 07/25/2019 03:22 PM ET

Product Class				Value	Day's Value Change	Unrealized Gain/Loss		
Stocks & Related								
Symbol Description	Quantity	Price	P.!Y.! Chan.11e	**Value**	Da X's Value Chan 9a	Unrealized Gain/LOIS	BofAML S!!!1Jll	**Last Updated**
SGRP SPAR GROUP INC COM	796,986	$0,7528	+$0.0328 +4.56 %	$599,97, 1 06	+$26,141.14			02:33PM ET Action
Total				$599,971.06	**+$26,141.14 +4.56%**			
Cash Balance				$0.00				
Short Tenn Gain						$0.00		
Shorl Tenn Loss						$0.00		
Tobit ShOrt **Term GalnA.011**						$0,00		
Long Term Gain						$0.00		
Long Tenn Loss						$0.00 -		
Total Long Tarm GalnlLoaa						$0.0D		
Total				$599,971.06	+$26,141.14 +4.56%	$0.00		

Holdings by Product Class Report

The data displayed is for informational purposes only. Your account statement is the official record of your holdings and balances.

Review • descrip/on of iho third-party illings methodology.

Please note: None of Bank of America, M1:1uill Lynch er tiny aCfiiale$. bftars any it. Sponsibility, liab lit y with mpit,.1 lo ihi1d-party ril'sowtcn nu1d a-,rj/-blQ Citirth- sh,iuld sa// ilaad th al lilfty assume full responsibility for any trading deciS ions they make based upon tf'J tro-pany ra tmgs or repors.

The HOJrity price and market value shown is based on the latest available market data, wtrictl/s delayed atleast 20minu1es

Unrealized gain loss shown is based on the late3t available market data, which is delayed at least 20 minute

BofA Merrill Lynch **Global** Res.. n.h Volatility Ri4k Ratings indicators of potential price fluctuation, are

A-Low
8-Medium
C-High

BofA M1rrfti Lynch GloNil Research invet'm1nt Ratings reO&d thi analyst's assessment of a stock's absolute total retLin potential and attractiveneHs for investment relative to other stocks within its Coverage Cluster (defined below). Ther• 11re thrae invalUTT',nl r.tings:
1- Buy (stocks are expected to have a 101a1 return of at 1ea.t 10% and art the most ettrac/le stocks in a Coverage Clu,Ster)
2 - Neutral (stocks are expected to remain nal or increase in value and are less 3ttractive ih3n Buy rated stocd:)
3- Underperfonn (stOCks are the Jeasl attractive stocks tn a C01;eraga Cluster)

BofA M1n111 Lynch Global Research Income Rating& incicators of pot•nlel cash dividends, are
7 • Samt/higher (dividend considered lo **be** secul4):
8•Same/lower (dividend not considered lo Desecure):
9 • Pays no cash dividend,

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Holdings for SBS SETTLMNT CONTRIB0

SBS SETTLMNT CONTRIB
$291,746.89
+$12,711.61 +4.56%

Dow 27,123.35 -146.62 -0.54% NASDAQ 8,244.20 -77.29 -0.93% S&P 500 3,002.68 -18.88 -0.56% 10YearT Note 2.07 +0.02 +1.10%
Real-time quotes

View by @Product Class OSecurity OAccount

AS of 07/25/2019 03:20PM ET

Product Class				Value	Day's Value Change	Unrealized Gain/Lou		
Stocks & Related								
Symbol Oeacriplion	**Quantity**	**Price**	P.Y.' Chan ge	**Value**	**Data Value Chan ge**	**Unrealized Gain/Loss**	**BofAML** I'I,JHI1!	**Last Updated**
SGRP SPAR GROUP INC COM	387,549	$0.7528	+$0.0328 +4.56%	$291,748.89	+$12,711.61			02:33PM ET Acton
Total				**$291,746.89**	**+$12,711.61 +4.56%**			
Cash Balance				$0.00				
Short Term Gain						$0.00		
Short Term Loss						$0.00		
Total Short Term Gain/Lou						**$0.00**		
Long Term Gain						$0.00		
Long Term Loss						$0.00		
Total Long Tenn Gain/Lose						**$0.00**		
Total				**$291,746.89**	**+$12,711.61 +4.56%**	**$0.00**		

Holdings by Product Class Report

Th e d ata di splayedis for informational putpaHs only. Y»ur account statement is the official record of your hd'dings andbalances

Review li co>ClipUon of the tilrd-party ratings methodology

Pleasen to None dBank of America, MerrillLyncil of auy filliatr5,b11: a15can-y n spunsibilty of lrc 1otmy with rcsp, clv Hd d-ptn-,-,e::.e,,ul ,rr lrle,,,•all1bl -. Clients shoult 1mdm lila,ul th,lt hy assume full responsibilly for any trading decisions they make based upon h1r0-pany ratigs 01 repons

The secutty price and market value shown is based on the latest availabis m1loel data which, i oelayed at feast 20 minute s

Unrea li 2.e*d gain loss shown is based or, ule latestavailable m3rket dala, whi his deta-,ed at feast 20 mmutes

BofA MerrillLynch Global Research Volatility Riak Ratings Indicators of potential pnee th,Jctuation are

A-Low
B-Mellium
C-High

BofA **M• llLynch** Global Research Investment Ratings renect the analyst's assessment or a stock's absolute total return potential and attractiveness for invos tment relative to other stocks wUhin li5 Coverage Cluster (defined below). There ar111 thrAll 1nvelU,r,P.nl r.ttinos

1 - BuV (Stacks *are* expected to have atotal return of at least 10% and are the most attractive stocks in a C->verag Clulter)
2 - Neutral (stocks are eMpocled to rem ain flal or incra se m v lue on arele.ss attra::t•,e than Bu • rated 5to::ks)
3 - UnderJ)arform (stocks ale the least attraC tiv&ttocks in aCo ,-erageClustet)

BofA Merrill Lynch Global Restaren Income Ratings Indfeators of pontnlial cash dtvidonds, are

7 • SaYie/h Igher (dividend considered lo b1 secure)
8... SameIMNer (dividend not considered 10 be secure).
9 • **Pays** no cash dividend.